EXHIBIT (10)(m)

The Sage Group
CONSULTANTS TO MANAGEMENT	10409 LESLIE DRIVE
RALEIGH, NORTH CAROLINA 27601
(919) 844-9783
E-mail: steve@sagegroupconsulting.com

MEMORANDUM

DATE:	May 1, 2004

TO:	Lee Johnson, President M&F Bank

FROM:	Steven A. Savia, CMC

RE:	Final 2004 Corporate Support and Tellers Incentive Compensation Program

CC:

This year’s incentive compensation program will have multiple components.

1.	Executive Plan

2.	City Executive Plan

3.	Loan Production Plan

4.	Branch Customer Service Plan

5.	Corporate Support/Teller Plan

This memo describes the plan for Corporate Support Personnel and Tellers. This plan remains essentially the same as in the previous year.

Schedule F on the following pages provides the list of participants in the Corporate Support/Teller Incentive Program.

SCHEDULE F – CORPORATE SUPPORT/TELLER

PLAN PARTICIPANTS

EMPLOYEE	POSITION
Bailey, Tabitha	P-T Teller

Ennis, Claytius	Teller

Evans, Danita	Teller

Harrison, David	Teller

Lee, Tracie	Teller

Rogers, Charlene	P/T Teller

Strickland, Cynthia	Teller

Suggs, Kimberly	Teller

Alexander, Brendalyn	Credit Review Officer

Allen, Nicole	Compliance Assistant

Banks, Julia	VP/Branch Operations Support

Bass, Sherri	Treasury Manager

Bonnette, Kevin	EDP Coordinator

Bradley, Barbara	Loan Documentation Specialist

Brooks, Kinon	Operations Tech I

Brown, Eleanor	Operations Clerk II

Carter, Latonia	Operations Accounting Assistant

Curtis, Catina	Operations Technician

Douglas, Denise	Electronic Services Clerk

Ellis, Faye	Receptionist/Secretary

Farkas, Donna	Accounting Assistant

Forbes, Todd	Operations Tech I

Gill, Peggy	Internal Auditor

Hailey-Jones, Vermont	Loan Services Coordinator

Harris, Davon	Finance Assistant

Hollingsworth, Tammie	Staff Accountant

Lester, Patricia	Operations Accounting Assistant

Lyon, Alice	EDP Operations Manager

Mallory, Renee	Human Resources Assistant

Mitchell, Pamala E	Loan Operations Coordinator

Parker, Charles	Facility Support Services Coordinator

Parker, Kevin	P/T Network Technician

Quick, Saundra	Executive Assistant

Quiett, Valerie	Compliance Officer

Rollins, Sharlene	Loan Procedures Coordinator

Rouse, Jane	Electronic Services Clerk

Shands, Artis	Account Services Manager 1

Spruill, Ruth	Loan Documentation Specialist

Sturges, Allan	VP and Controller

Thornton, Chevez	Loan Operations Manager

Williams, Stephanie	Human Resources Manager

Wright, Danielle	Credit Analyst

Wright, K. Lynette	Electronic Services Clerk

Alston, Sheila	Teller Supervisor

McClain, Ann	Teller

Artis, Pearline	Teller

Evans, April	Teller

Graham, Angela	Teller

Jones-Davis, Tiffany	Teller

Ray, Lisa	Teller

Boomer, Betty	Teller

Harrington, Yvonne	P/T Teller

Plummer, Lynette	Teller

Johnson, Melanie	Teller

Williams, Jarvis	Teller Supervisor

Grimes, Michelle	Teller

Davis, Rochelle	Teller

For the purpose of the Plan, employees will be divided into two groups:

•	Tellers (includes working Teller Supervisors)

•	Corporate Support (Financial Accounting, Credit Administration, Operations Group personnel, Marketing and other support staff)

Tellers

Incentive compensation for Tellers will be based on individual CAP and shop scores. Working Teller Supervisors’ awards shall be based on the individual and branch CAP scores. Regular and part-time tellers must have a minimum average CAP score of 80 and an average shop score of 80 for the quarter to be eligible to participate.

Monthly Individual CAP	Amount
95 or above	$150 for each month achieved
90 to 94	$100 for each month achieved
85 to 89	$ 75 for each month achieved
80 to 84	$ 60 for each month achieved

Part-time tellers (20 hours or less or an employee whose primary job is not a teller) will receive one-half of the award amounts.

Working Teller Supervisors whose primary responsibility is to operate a teller’s window and to supervise all tellers will be paid based on the average monthly CAP and Shop score of their branch (provided their individual average for the quarter is at least 85 for both the CAP and Shop scores). The monthly Shop score of the branch must be at least 80 in addition to the CAP score to qualify for payment.

Monthly Branch Score	Amount
95 or above	$175 for each month achieved
90 to 94	$125 for each month achieved
85 to 89	$100 for each month achieved
80 to 84	$ 85 for each month achieved

The incentive will be paid each quarter within 45 days of the quarter ending March 31, June 30, September 30 and December 31, respectively.

Incentive compensation will be paid only on new funds for both loans and deposits. Incentive compensation will be based upon the individual achieving the quarterly threshold levels specified in the City Performance Objectives and Goals to be eligible for inclusion in the incentive calculation. Neither loans nor deposits will be counted should the individual fail to attain their minimum quarterly established goal.

New loan and/or deposit accounts from the same customer that are of the same type and term will be combined and considered as one account for the purpose of this incentive program. Incentives for deposits other than certificates of deposit will be based on an average balance year-to-date and the account must have been opened for at least 30 days to be eligible. This information must be verified quarterly prior to payment. Certificates of deposit with a term of 90 days or less will only be paid 25% of the incentive amount due for other certificates. Renewal of such certificates will not qualify for incentive consideration.

Corporate Support Personnel/Departments

Corporate Support is defined as the supporting departments within the corporate offices: Financial Accounting, Credit Administration, Operations Group, Marketing, Internal Audit and Compliance and other support staff as may be added from time to time:

When the Bank meets the annualized budgeted net income for the applicable quarter, the individuals within this group shall share in an incentive pool of 5% of net income after taxes for the quarter. The amount an individual receives shall be based on the percentage as his/her salary to the total salaries within his/her respective assigned department up to a maximum of $1,000 per quarter. Extraordinary accounting items will not be considered for purposes of payment of any incentives.

Performance evaluations will impact individual payment amounts. Any employee with a performance evaluation of less than satisfactory or any employee on probation will not be eligible to receive an incentive award.

The incentive will be paid each quarter within 45 days of the quarter ending March 31, June 30, September 30 and December 31, respectively.

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